Exhibit 16.1

May 1, 2008

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read the statements made by China Advanced Construction Materials Group, Inc. (formerly known as TJS Wood Flooring, Inc.), pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated April 29, 2008.  We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC